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                                                               Exhibit 10.6


                       RESTRICTED STOCK PURCHASE AGREEMENT

         AGREEMENT, dated as of this 31st day of March, 2000 by and between Stanley N. Lapidus (the "Purchaser") and Exact Laboratories, Inc. (the "Company"), a Delaware corporation.

         WHEREAS, the Purchaser has been granted a Non-Qualified Stock Option (the "Option") to purchase 75,000 shares of common stock, $0.01 par value per share, by the Company (the "Common Stock") pursuant to the Nonqualified Stock Option Agreement (the "Option Agreement") attached hereto as ANNEX I.

         WHEREAS, a condition of the exercise of the Option is the execution of this Agreement.

         1. SALE. Pursuant to the exercise of the Option as set forth in the Option Agreement, the Company hereby issues to the Purchaser 75,000 shares (the "Shares") of Common Stock for an exercise price of $1.05 per share (the "Exercise Price"), to be paid in cash or by check payable to the order of the Company.

         2. RECEIPT OF EXERCISE PRICE AND SHARES. The Company hereby acknowledges receipt of $78,750.00, the aggregate exercise price for the Shares, in accordance with Section 1. The Purchaser hereby acknowledges receipt of a stock certificate representing the Shares.

         3.       COMPANY PURCHASE OPTION.

                  3.1 OPTION TO THE COMPANY TO PURCHASE THE SHARES. The Purchaser hereby grants to the Company an irrevocable right and option (the "Purchase Option") to purchase all or any portion of the Shares on the terms and conditions set forth in this Agreement.

         At any time within (90) ninety days after the Purchaser ceases to have a Business Relationship (as defined in the Option Agreement) with the Company or a subsidiary of the Company, subject to the provisions of Section 3.2 in the event of a Termination Without Cause (as defined in Section 3.2 (ii)) or a Business Event (as defined in Section 3.2 (i)), the Company shall have the right to exercise the Purchase Option and to purchase from the Purchaser (or his estate, it being understood that Shares released from the Purchase Option under this Agreement shall pass upon the Purchaser's death to the Purchaser's estate), for an amount per Share equal to the Exercise Price (the "Option Price"), up to that fraction of the Shares specified in the following table:

IF CESSATION OF EMPLOYMENT OCCURS:            SHARES SUBJECT TO PURCHASE OPTION

Before MARCH 31, 2000                         100%

On the 14th day of each calendar month        Less an additional 1,666.67 SHARES
  thereafter

On or after DECEMBER 14, 2003                 None


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                  3.2 EARLY TERMINATION OF PURCHASE OPTION. Notwithstanding the
foregoing, in the event the Purchaser continues to have a Business Relationship with the Company on the earlier to occur of the following events prior to five years from the date of this Agreement, the Purchase Option shall immediately expire and the Company shall have no further right and option to repurchase all or any portion of the Shares:

         (i) the closing of (A) the sale by the Company of all or substantially all of its assets, (B) the sale or exchange in a single transaction, or a series of related transactions, of shares of capital stock of the Company representing at least a majority of the issued and outstanding shares of capital stock of the Company (measured on the basis of voting power), or (C) the merger or consolidation of the Company with or into another entity in a transaction where the shares of the Company's capital stock outstanding immediately prior to the closing of such merger or consolidation represent or are converted into or exchanged for shares that represent less than a majority of the shares of capital stock of the resulting or surviving entity outstanding immediately after the closing of such merger or consolidation (each of the foregoing being referred to as "Business Event"); or

         (ii) the termination by the Company of the Purchaser's employment with the Company without cause or for cause other than (A) the Purchaser's gross negligence in the performance of his duties as an employee and officer of the Company (as determined by a majority of the directors of the Company other than the Purchaser) or (B) criminal misconduct by the Purchaser in connection with the performance of his duties as an employee and officer of the Company (termination of the type described in this Section 3.2(ii) being referred to as a "Termination Without Case"); or

         (iii) the Purchaser suffers a substantial diminution in job responsibility or a substantial reduction in compensation; or

         (iv) the Company moves the Purchaser's place of employment more than 60 miles from Company's current office location in Maynard, Massachusetts.

                  3.3 EXERCISE OF OPTION. The Purchase Option shall be exercised by written notice delivered or mailed by the Company to the Purchaser (or his estate), accompanied by payment by check for the Option Price for the Shares being repurchased.

                  3.4 DELIVERY OF REPURCHASED SHARES. The Purchaser agrees that he (or his executors or administrators or other legal representative, as the case may be) shall promptly deliver to the Company, at the Company's principal office, certificates for any Shares which are repurchased by the Company pursuant to this Section 3, and that such certificates shall be duly endorsed in blank for transfer to the Company; provided, however, that if the Purchaser fails to deliver such certificates to the Company on or before the fifth day following delivery to the Purchaser by the Company of the notice and payment required by subsection 3.3, the Shares

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repurchased shall be deemed to be transferred to the Company on such date, and all rights of the Purchaser with respect to such Shares shall thereupon cease.

                  3.5 SHARES NOT REPURCHASED. In the event the Company declines in writing to repurchase any or all of the Shares or does not exercise its option for repurchase as provided herein, the Shares shall remain the property of the Purchaser.

         4. ADDITIONAL SHARES. If, from time to time during the term of the Purchase Option, there is any stock dividend or liquidating dividend of cash and/or property, stock split, subdivision, or other change in the character or amount of any of the outstanding Common Stock of the Company, then in such event any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option and be included in the term "Shares" for all purposes of the Purchase Option with the same force and effect as the Shares presently subject thereto. After each such event, the Option Price per share upon exercise of the Purchase Option shall be appropriately adjusted.

         5.       INVESTMENT REPRESENTATIONS AND ACKNOWLEDGEMENTS.

                  5.1 INVESTMENT REPRESENTATIONS. The Purchaser represents,
                      warrants and covenants that:

                      (i) The Purchaser is repurchasing the Shares for his own
                  account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the "Securities Act"), or any rule or regulation under the Securities Act.

                      (ii) The Purchaser is aware of the Company's business
                  affairs and financial condition, and has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Purchaser to evaluate the merits and risks of his investment in the Company.

                      (iii) The Purchaser can afford a complete loss of the
                  value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

                      (iv) The Purchaser has sufficient experience in business,
                  financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

                      (v) The Purchaser understands that: (A) the Shares will
                  not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 and/or Rule 701 under the Securities Act; (B) the Shares cannot be sold,

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                  transferred or otherwise disposed of unless they are
                  subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 or otherwise will not be available for at least one year and even then may not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is available to the public, and other terms and conditions of Rule 144 are complied with, and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

                  5.2 SECTION 83(b) ELECTION. Purchaser acknowledges that the Shares acquired upon exercise of this option may be treated as subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code. Accordingly, as a condition precedent to the issuance of any Shares in connection with the exercise of this option, Purchaser agrees to timely file an election under Section 83(b) of the Code to include in income currently, the difference between the fair market value of the Shares received upon exercise of this option and the Exercise Price.

         6.       LEGENDS.

                  6.1 RESTRICTED STOCK AGREEMENT LEGEND. All certificates representing shares which are subject to the Purchase Option shall have affixed thereto a legend substantially in the following form:

                  "The securities represented by this certificate are subject to certain restrictions on transfer and to certain rights of the Company to purchase such securities as set forth in a Restricted Stock Purchase Agreement between the corporation and the registered holder (or his predecessor in interest), a copy of which is available for inspection without charge at the principal office of the corporation."

         7. RESTRICTIONS ON TRANSFER. Except as otherwise provided in this
Section 7, the Purchaser shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any of the Shares, or any interest therein, unless and until such Shares are no longer subject to the Company's Purchase Option. Notwithstanding the foregoing the Purchaser may transfer Shares by gift, provided that such Shares shall remain subject to this Agreement (including without limitation the Purchase Option and the restrictions on transfer set forth herein), and such permitted transferee shall, as a condition to such transfer, deliver to the company a written instrument confirming that such transferee shall be bounded by all of the terms and conditions of this Agreement.

         8. EFFECT OF PROHIBITED TRANSFER. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so transferred.

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         9. RIGHT OF STOCKHOLDER. Subject to the provision of Sections 7 and 8 above, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares.

         10. FURTHER INSTRUMENTS AND ACTIONS. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         11. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, addressed to each other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days advance written notice to all other parties hereto.

         12. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. Nothing contained in this Agreement shall be construed as giving the Purchaser any right to continue a Business Relationship with the Company.

         13. WITHHOLDING TAXES. The Purchaser acknowledges and agrees that any tax consequences of the purchase, exercise and sale of Shares will be borne by Purchaser and not by the Company and that the Company has the right to deduct from payments of any kind otherwise due to the Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

         14. The Purchaser agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, the Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The obligations under this Section 14 shall remain effective for all underwritten public offerings with respect to which the Company has filed a registration statement on or before the date five (5) years after the closing of the Company's initial public offering, provided, however, that this Section 14 shall cease to apply to any Shares sold to the public pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act in a transaction that complied with the terms of this Agreement.

         15.      MISCELLANEOUS

                  15.1 ENTIRE AGREEMENT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

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                  15.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as such laws are applied to contracts entered into and performed in such state.

                  15.3 SUCCESSOR AND ASSIGNS. Except as otherwise expressly provided in this Agreement, the provisions hereto shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                  15.4 AMENDMENTS. The terms and provisions of this Agreement may not be modified or amended except in a writing executed by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXACT LABORATORIES, INC.                    PURCHASER


By: /s/ Stanley N. Lapidus                   By: /s/ Stanley N. Lapidus
   ----------------------------                --------------------------------
   Name: Stanley N. Lapidus                    Name: Stanley N. Lapidus
   Title: President

                                               Address: 12 Old Evergreen Road
                                                        Bedford, NH 03310

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